UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2004
(Date of earliest event reported)

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 N. Dunlap Street
3rd Floor, Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

ITEM 7 Financial Statements and Exhibits
ITEM 9 Regulation FD Disclosure
SIGNATURE
Ex-99.1 Press Release

ITEM 7	Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated June 2, 2004

ITEM 9	Regulation FD Disclosure

On June 2, 2004, GTx announced information regarding the positive results of its Phase IIb clinical trials of Acapodene™ for the prevention of prostate cancer in high risk men. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: June 3, 2004	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	General Counsel/Secretary